EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

Steel Dynamics, Inc.

Offer to Exchange All of the Outstanding
6 1/8% Senior Notes Due 2019

FOR

6 1/8% Senior Notes Due 2019
Registered Under the Securities Act

and

Offer to Exchange All of the Outstanding
6 3/8% Senior Notes Due 2022

FOR

6 3/8% Senior Notes Due 2022
Registered Under the Securities Act

This form or one substantially equivalent hereto must be used by registered holders of outstanding 6 1/8% Senior Notes due 2019, and/or outstanding 6 3/8% Senior Notes due 2022 (the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of 6 1/8% Senior Notes due 2019 and/or 6 3/8% Senior Notes due 2022, respectively, that have been registered under the Securities Act (the “Registered Notes”) pursuant to the Exchange described in the Prospectus dated [    •    ] (the “Prospectus”) if the holder’s Old Notes are not immediately available or if such holder cannot deliver its Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, National Association (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on [    •    ]. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange - Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent for the Exchange is:

Wells Fargo Bank, National Association

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Or

By Facsimile Transmission:

(612) 667-6282

Telephone: (800) 344-5128

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to Steel Dynamics, Inc. (the “Company”) the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF SECURITIES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Old Notes (Please Print)	Certificate Number(s) for Old Notes Tendered	Principal Amount Of Old Notes Tendered

PLEASE SIGN HERE

X

X

X
	Signature(s) of Owner	Date

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address:

☐            The Depository Trust Company

(Check if Old Notes will be tendered by book-entry transfer)

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized Signature)

Address:		Title:

Name:
	(Zip Code)		(Please type or print)

Date:
Area Code and Telephone Number

NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Each broker-dealer that receives Exchange Notes for its own account pursuant to this Exchange must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this Exchange (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. A broker-dealer may not participate in the Exchange with respect to Old Notes acquired other than as a result of market-making activities or trading activities. See “Plan of Distribution.”

OFFER TO EXCHANGE

ALL OUTSTANDING UNREGISTERED $400,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR 6 1/8% SENIOR NOTES DUE 2019 (“OLD 2019 NOTES”) AND ALL OUTSTANDING UNREGISTERED $350,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR 6 3/8% SENIOR NOTES DUE 2022 (“OLD 2022 NOTES”) (WHICH WE REFER TO COLLECTIVELY AS THE “OLD NOTES”) FOR UP TO $400,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR NEWLY ISSUED 6 1/8% REGISTERED SENIOR NOTES DUE 2019 (“2019 NOTES”) AND UP TO $350,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR NEWLY ISSUED 6 3/8% REGISTERED SENIOR NOTES DUE 2022 (“2022 NOTES”), WHICH WE COLLECTIVELY REFER TO AS THE “EXCHANGE NOTES.”

PROSPECTUS